Exhibit 23.2
Consent of KPMG LLP

Consent of Independent Registered Public Accounting Firm

The Board of Directors
United Therapeutics Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-95419, No. 333-56922 and No. 333-108169) on Form S-8 and in the registration statements (No. 333-118699 and No. 333-122703) on Form S-3 of United Therapeutics Corporation of our report dated February 28, 2003, with respect to the consolidated statements of operations, stockholders’ equity, and cash flows of United Therapeutics Corporation and subsidiaries for the year ended December 31, 2002, and the related financial statement schedule, which report appears in the December 31, 2004 annual report on Form 10-K of United Therapeutics Corporation.

Our report on the consolidated financial statements refers to the Company’s adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, effective January 1, 2002.

/s/ KPMG LLP

McLean, Virginia
February 23, 2005